UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2009

infoGROUP Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19598 (Commission File Number)	47-0751545 (IRS Employer Identification No.)

5711 South 86th Circle
Omaha, Nebraska	68127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 593-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
     In connection with meetings to be held from time to time by the chief executive officer and other members of the senior management team of infoGROUP Inc. (the “Company”) with investors, stockholders, analysts and others in the investment community, the Company’s management team intends to present the presentation slides furnished hereto as Exhibit 99.1, in whole or in part and with immaterial modifications.
     The information contained in the presentation slides is summary information that is intended to be read and considered in the context of the Company’s filings with the Securities and Exchange Commission and other public announcements that the Company may make, by press release or otherwise, from time to time.
     The statements in the presentation slides other than historical data and information constitute forward looking statements that are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, but are not limited to, recent changes in senior management, the successful integration of recent and future acquisitions, fluctuations in operating results, failure to successfully implement our Internet strategy or to grow our Internet revenue, effects of leverage, changes in technology and increased competition. More information about potential factors that could affect the Company’s business and financial results is included in the Company’s periodic filings with the Securities and Exchange Commission, including in its annual report on Form 10-K for the fiscal year ended December 31, 2008 and subsequent quarterly reports on Form 10-Q.
     In addition to disclosing in the presentation slides financial information determined in accordance with generally accepted accounting principles, or GAAP, the Company also discloses earnings before interest expense, income taxes and depreciation and amortization, or EBITDA, which is a non-GAAP measure. Management believes EBITDA provides useful supplemental information to management and investors because management uses this information internally for evaluating the aggregate performance of the Company’s operating businesses. In addition, EBITDA is commonly used as an analytical indicator within the Company’s industry and is a component of the Company’s financial covenant calculations under its credit facilities, subject to certain adjustments. All companies do not calculate EBITDA in the same manner and the Company’s presentation may not be comparable to those presented by other companies. Reconciliation of EBITDA to net income, and reconciliation of other non-GAAP measures to the applicable GAAP measure, have been included in the presentation slides. EBITDA should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as measures of the Company’s profitability or liquidity. The presentation also includes net sales, operating income, net earnings and earnings per shares, with each such measure adjusted for non-recurring items. Management believes these non-GAAP financial measures are useful for investors in examining the Company’s operational results and facilitates period-to-period comparisons.
     The information in Item 7.01 and Exhibit 99.1 of Item 9.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The following exhibit is furnished pursuant to Item 7.01:

Exhibit No.	Description
99.1	Presentation slides.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

infoGROUP Inc.

By:	/s/ Thomas J. McCusker

Thomas J. McCusker
Secretary and Executive Vice President for Business Conduct and General Counsel
Date: March 31, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Presentation slides.